Exhibit 4.3

VIROPHARMA INCORPORATED

To

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of

[            ], 2004

6% Convertible Senior Plus Cash Notes due 2009

i

v

Reconciliation and Tie Between the Trust Indenture Act of 1939 and Indenture, dated as of [                    ], between Viropharma Incorporated and U.S. Bank National Association as Trustee.

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
Section 310(a)(1)	8.9
(a)(2)	8.9
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	8.9
(b)	8.8; 8.9; 8.10; 8.11
Section 311(a)	8.13
(b)	8.13
(b)(2)	8.13
Section 312(a)	6.1; 6.2(a)
(b)	6.2(b)
(c)	6.2(c)
Section 313(a)	6.3(a)
(b)	6.3(a)
(c)	6.3(a)
(d)	6.3(b)
Section 314(a)	6.4
(b)	N.A.
(c)(1)	16.5
(c)(2)	16.5
(c)(3)	N.A.
(d)	N.A.
(e)	16.5
Section 315(a)	8.1
(b)	7.8
(c)	8.1
(d)	8.1
(d)(1)	8.1(a)
(d)(2)	8.1(b)
(d)(3)	8.1(c)
(e)	7.9
Section 316(a)	7.7
(a)(1)(A)	7.7
(a)(1)(B)	7.7
(a)(2)	N.A.
(b)	7.4
Section 317(a)(1)	7.5
(a)(2)	7.5
(b)	5.4
Section 318(a)	16.7

*	Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.
**	Note: N.A. means Not Applicable.

INDENTURE

INDENTURE, dated as of [                    ], 2004, between Viropharma Incorporated, a Delaware corporation (hereinafter called the “Company”), having its principal office at 405 Eagleview Boulevard, Exton, Pennsylvania 19341, and U.S. Bank National Association, as trustee hereunder (hereinafter called the “Trustee”), having its designated corporate office at One Federal Street, 3rd Floor, Boston, MA 02110.

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6% Convertible Senior Plus Cash Notes due 2009 (hereinafter called the “Notes”), in an aggregate principal amount not to exceed $124,122,500, and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect repayment upon a Fundamental Change, and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE ONE

DEFINITIONS

Section 1.1 Definitions. The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder”, and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.3.

“Authorized Newspaper” means a newspaper, printed in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Whenever successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

“Auto-Conversion” means either a Cash Auto-Conversion as defined in Section 15.12(a) or a Stock Auto-Conversion as defined in Section 15.12(d), as applicable.

“Auto-Conversion Date” means either a Cash Auto-Conversion Date, as defined in Section 15.12(b) or a Stock Auto-Conversion Date, as defined in Section 15.12(e)(i).

“Auto-Conversion Notice” means either a Cash Auto-Conversion Notice as defined in Section 15.12(a) or a Stock Auto-Conversion Notice as defined in Section 15.12(f).

“Auto-Conversion Price” has the meaning specified in Section 15.12(a). The Auto-Conversion Price is subject to appropriate adjustment upon certain events as described in Section 15.4.

“Average Sale Price” has the meaning specified in Section 15.4.

“Base Shares” means [    ] shares of Common Stock.

“Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

“Cash Auto-Conversion” has the meaning specified in Section 15.12(a).

“Cash Auto-Conversion Notice” has the meaning specified in Section 15.12(b).

“close of business” means 5:00 p.m. (New York City time).

“Closing Price” has the meaning specified in Section 15.14.

“Commencement Date” has the meaning specified in Section 15.4.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, par value $.002 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article Twelve, shall include its successors and assigns.

“Company Notice” has the meaning specified in Section 3.5(b).

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or a Vice President of the Company and any of the foregoing or any Assistant Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“conversion,” when used with reference to the Notes, shall mean and include each of a voluntary conversion or an Auto-Conversion.

“Conversion Agent” means any Person authorized by the Company pursuant to Section 5.2 to convert Notes in accordance with Article 15.

“Conversion Consideration” has the meaning specified in Section 15.1(a).

“Conversion Date” has the meaning specified in Section 15.2.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business shall be administered, which office is, at the date as of which this Indenture is dated, located at One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Corporate Trust Services (Viropharma Incorporated, 6% Convertible Senior Plus Cash Notes due 2009).

“corporation” means a corporation, association, partnership, company (including limited liability company), joint-stock company or business trust.

“Current Event” has the meaning specified in Section 15.4(h).

“Custodian” means U.S. Bank National Association, as custodian with respect to the Notes in global form, or any successor entity thereto.

“daily volume-weighted average price” has the meaning specified in Section 15.14.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.6.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.5 as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company.

“Event of Default” means any event specified in Section 7.1.

“Ex-Dividend Time” has the meaning specified in Section 15.4.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Existing Notes” shall mean the 6% Convertible Subordinated Notes due 2007 issued pursuant to the Existing Note Indenture.

“Existing Note Indenture” shall mean that certain Indenture, dated as of March 1, 2000, between the Company and Summit Bank, as trustee, as amended and supplemented from time to time.

“Existing Rights Plan” means that certain Rights Agreement, dated as of September 10, 1998, between the Company and StockTrans, Inc., as Rights Agent, as amended and supplemented from time to time.

“Expiration Time” has the meaning specified in Section 15.4(f).

“Fundamental Change” means the occurrence of any transaction or event in connection with which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which consideration is not all or substantially all common stock (a) listed on, or will be listed on or immediately after the transaction or event, on a United States national securities exchange or (b) approved for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.5(c).

“Global Note” means a Note in global form registered in the name of the Depositary or its nominee.

“group” means a “group” as such term is used in Section 13(d)(3) of the Exchange Act.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Indebtedness” means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers’ acceptances; (c) all obligations and liabilities (contingent or otherwise) in respect of real or personal property leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property; (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement; (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d); (f) any indebtedness or other obligations described in clauses (a) through (e) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” has the meaning specified in Section 2.6.

“Make-Whole Payment” means the interest to be paid or provided for by the Company upon an Auto-Conversion in an amount equal to two (2) full years of interest on the principal amount of the Notes so converted, less any interest paid or provided for on the principal amount of such Notes so Auto-Converted prior to the Auto-Conversion Date. For purposes of this definition, interest shall be computed on the basis of 365 days elapsed over a 360-day year. By way of illustration, “two (2) full years of interest” on a principal amount equal to $1,000 is $121.67 ($1,000 x (730/360) x 6%).

“Maturity” means the date on which the principal of the Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity or upon voluntary conversion or Auto-Conversion or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

“Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including the Global Note.

“Note Register” has the meaning specified in Section 2.5.

“Note Registrar” has the meaning specified in Section 2.5.

“Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

“Officers’ Certificate”, when used with respect to the Company, means a certificate signed by both (a) the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) the Treasurer or any Assistant Treasurer, the Controller or any Assistant Controller, or the Secretary or any Assistant Secretary of the Company.

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

“Optional Redemption” has the meaning specified in Section 3.1(b).

“Other Event” has the meaning specified in Section 15.4(h).

“Outstanding”, when used with reference to Notes and subject to the provisions of Section 9.4, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise defeased in accordance with Article Thirteen;

(c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.8; and

(d) Notes converted into Common Stock pursuant to Article Fifteen and Notes deemed not outstanding pursuant to Article Three.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of or interest on any Notes on behalf of the Company.

“Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Placement Agreement” means that certain Placement Agreement, dated April 28, 2004, between the Company and Piper Jaffray & Co., as amended or supplemented from time to time.

“Plus Cash Amount” has the meaning specified in Section 15.1(a).

“Plus Cash Shares” has the meaning specified in Section 15.1(a).

“Predecessor Note” means, with respect to any Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.8 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Purchased Shares” has the meaning specified in Section 15.4(f)(i).

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Reference Date” has the meaning specified in Section 15.4(d)(i).

“Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 2.6, whether or not a Business Day.

“Repurchase Date” has the meaning specified in Section 3.5(a).

“Responsible Officer”, when used with respect to the Trustee, means an officer of the Trustee in the Corporate Trust Office assigned and duly authorized by the Trustee to administer this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company, if as of such date of determination either (a) the assets of such subsidiary equal 10% or more of the Company’s total consolidated assets or (b) the total revenue of which represented 10% or more of the Company’s consolidated total revenue for the most recently completed fiscal year.

“Special Record Date” for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 2.6.

“Stated Maturity” means the date specified in the Notes as the fixed date on which the principal of, or interest on, such Notes is due and payable.

“Stock Auto-Conversion” has the meaning specified in Section 15.12(d).

“Stock Auto-Conversion Notice” has the meaning specified in Section 15.12(f).

“Stock Substitution Notice” has the meaning specified in Section 15.12(d).

“Stock Substitution Period” has the meaning specified in Section 15.12(e).

“Stock Substitution Period Commencement Date” has the meaning specified in Section 15.12(e).

“Stock Substitution Price” has the meaning specified in Section 15.12(f).

“Stock Substitution Reference Price” has the meaning specified in Section 15.12(d)(i).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

“Threshold Price” means [$                ], as adjusted pursuant to Section 15.4.

“Time of Determination” has the meaning specified in Section 15.4.

“Trading Day” has the meaning specified in Section 15.14.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.3 and 15.6; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means U.S. Bank National Association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

“Valuation Days” has the meaning specified in Section 15.12(e).

The definitions of certain other terms are as specified in those sections where such definitions appear.

ARTICLE TWO

ISSUE, DESCRIPTION, EXECUTION,

REGISTRATION AND EXCHANGE OF NOTES

Section 2.1 Designation Amount and Issue of Notes. The Notes shall be designated as “6% Convertible Senior Plus Cash Notes due 2009”. Notes not to exceed the aggregate principal amount of $124,122,500 (except pursuant to Sections 2.5, 2.8, 3.3, 3.5 and 15.2 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by (a) its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) its Treasurer or any Assistant Treasurer, its Controller or any Assistant Controller or its Secretary or any Assistant Secretary, without any further action by the Company hereunder.

The Notes shall mature and the principal thereof shall be due and payable, together with all accrued and unpaid interest thereon, on June 1, 2009. The Notes shall be convertible into shares of Common Stock as set forth herein. The Notes shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 2.2 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage.

Section 2.3 Notes Issuable in Global Form; Payments of Interest. Except as otherwise provided in this Section 2.3 or in Section 2.5, the Notes shall be issuable only in global form and deposited with the Trustee, at its Corporate Trust Office (or such other location as it may determine from time to time for such purpose), as custodian for the Depositary or the nominee thereof, and registered in the name of the Depositary or the nominee thereof, and any such Global Note shall represent such of the Outstanding Notes as shall be set forth in the books and records of the Trustee and may provide that it shall represent the aggregate amount of Outstanding Notes from time to time as adjusted in the books and records of the Trustee, and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or decreased to reflect exchanges.

Notwithstanding anything to the contrary contained herein, each of the Company’s and any Holder’s obligations or exercise of any right or procedure described herein shall be made in accordance with and subject to the procedures of the Trustee and the Depositary or the nominee thereof. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Note held in global form.

Any adjustment of the aggregate amount of Outstanding Notes represented by a Global Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4. Subject to the provisions of Section 2.4, the Trustee shall, if required, deliver and redeliver any Global Note in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 2.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Note shall be in writing but need not comply with Section 5.9 and need not be accompanied by an Opinion of Counsel.

The provisions of the last sentence of Section 2.4 shall apply to any Note represented by a Global Note if such Note was never issued and sold by the Company and the Company delivers to the Trustee the Global Note together with written instructions (which need not comply with Section 5.9 and need not be accompanied by an Opinion of Counsel) with regard to the reduction in the principal amount of Notes represented thereby, together with the written statement contemplated by the last sentence of Section 2.4.

Notwithstanding the provisions of Section 2.7, payment of principal of and interest on any Global Note shall be made to the Person or Persons specified in such Note.

All Global Notes shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Every Note shall be dated the date of its authentication and shall bear interest from the applicable date in each case as specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve (12) 30-day months.

Section 2.4 Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer

or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 2.10 together with a written statement (which need not comply with Section 5.9 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture, such Note shall be deemed not to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 2.5 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 5.2. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption or conversion shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed, (b) any Notes or portions thereof called for redemption pursuant to Section 3.2, (c) any Notes or portions thereof surrendered for conversion pursuant to Article Fifteen or (d) any Notes or portions thereof tendered for redemption (and not withdrawn) pursuant to Section 3.5.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.5), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes in global form. Initially, the Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

If at any time the Depositary for a Global Note notifies the Company that it is unwilling or unable to continue as Depositary for such Note, the Company may appoint a successor Depositary with respect to such Note. If a successor Depositary is not appointed by the Company within ninety (90) days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate for the authentication and delivery of Notes, will authenticate and deliver, Notes in certificated form, in aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note.

If a Note in certificated form is issued in exchange for any portion of a Global Note on or after the close of business at the office or agency where such exchange occurs on any record date and before the opening of business at such office or agency on the next succeeding interest payment date, interest will not be payable on such interest payment date in respect of such certificated Note, but will be payable on such interest payment date, subject to the provisions of Section 2.3, only to the Person to whom interest in respect of such portion of such Global Note is payable in accordance with the provisions of this Indenture.

Notes in certificated form issued in exchange for all or a part of a Global Note pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Notes in certificated form to the Persons in whose names such Notes in certificated form are so registered.

At such time as all interests in a Global Note have been redeemed, converted, canceled, exchanged for Notes in certificated form, or transferred to a transferee who receives Notes in certificated form thereof, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Notes in certificated form, redeemed, converted, repurchased or canceled, or transferred to a transferee who receives Notes in certificated form therefor or any Note in certificated form is exchanged or transferred for part of a Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

In the event of any redemption, the Company will not be required to:

(1)	issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of that mailing; or

(2)	register the transfer of or exchange any new note called for redemption, except, in the case of any Notes being redeemed in part, any portion not being redeemed.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the term of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

Section 2.6 Payment of Interest; Interest Rights Preserved. Except as otherwise provided herein, interest on any Note that is payable, and is punctually paid or duly provided for, semi-annually on any June 1 and December 1 of each year (each such date, an “Interest Payment Date”), shall be paid or duly provided for commencing December 1, 2004 to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 5.2; provided, however, that each installment of interest on any Note may at the Company’s option be paid or provided for by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.7, to the address of such Person as it appears on the Note Register or (ii) if the Trustee shall have received written bank wire instructions prior to the Regular Record Date for such payment, transfer to an account maintained by the payee located inside the United States; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee; provided further, however, that notwithstanding the foregoing interest payable upon redemption (unless the date of redemption is an interest payment date) will be payable (i) to the Person to whom principal is payable and (ii) as set forth in the next succeeding sentence. In the case of any Note (or portion thereof) that is converted into Common Stock during the period from (but excluding) a Regular Record Date to (but excluding) the next succeeding interest payment date either (x) if such Note (or portion thereof) has been called for redemption pursuant to Section 3.2 on a redemption date which occurs during such period, or is to be redeemed in connection with a Fundamental Change on a Repurchase Date (as defined in Section 3.5) that occurs during such period, the Company shall not be required to pay interest on such interest payment date in respect of any such Note (or portion thereof) except to the extent required to be paid upon redemption of such Note or portion thereof pursuant to Section 3.3 or 3.5 hereof or (y) if such Note (or portion thereof) has not been called for redemption on a redemption date that occurs during such period and is not to be redeemed in connection with a Fundamental Change on a Repurchase Date that occurs during such period, such Note (or portion thereof) that is submitted for conversion during such period shall be accompanied by cash or shares of Common Stock in value equal to the interest payable on such succeeding interest payment date on the principal amount so converted, as provided in the fifth paragraph of Section 15.2 hereof. The term “Regular Record Date” with respect to any Interest Payment Date shall mean the May 15 or November 15 preceding June 1 or December 1, respectively.

Notwithstanding the foregoing or anything to the contrary contained herein, interest may be paid or duly provided for in shares of the Company’s Common Stock, solely at the Company’s option; provided, however, that the Company shall not make any payment of interest in shares of Common Stock unless the simple average of the daily volume-weighted average prices of the Common Stock for the ten (10) Trading Days ending on and including the second Trading Day immediately preceding the applicable Interest Payment Date equals or exceeds the Threshold Price. If the Company elects to make any payment of or provision for interest in shares of its Common Stock, the shares to be delivered will be valued at 95% of the simple average of the daily volume-weighted average prices of the Common Stock for the ten (10) Trading Days ending on and including the second Trading Day immediately preceding the applicable Interest Payment Date. The Company shall provide the Trustee and the Holders with notice of its intention to pay interest in Common Stock not later than 12:00 noon (New York City time) on the applicable Regular Record Date (except that notice with respect to interest accruing from the date of issuance of the Notes through December 1, 2004 shall be provided no later than 12:00 noon (New York City time) on November 15, 2004). The Company shall not issue fractional shares of Common Stock or any scrip representing fractional shares of Common Stock upon such payment of interest. If any fractional share of Common Stock otherwise would be issuable upon the payment of or provision for interest, the Company, at its option, may either make an adjustment therefore in cash at the current market value thereof to the Holder of the Notes or round the fractional shares up to the nearest whole share, provided that if such Holder holds more than one Note the number of full shares that shall be issuable upon the payment of or provision for interest shall be computed on the basis of the aggregate principal amount (and the aggregate interest amount payable thereon) of all of the Notes held by such Holder. For these purposes, the current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the applicable Interest Payment Date and such Closing Price shall be determined as provided in Section 15.14.

Any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)	The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 30 days after such notice is received by the Trustee) and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and, in the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Note Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper in each Place of Payment, but such publications shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)	The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.7 Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Sections 2.5 and 2.6) interest on, such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Note Registrar shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Note or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as a Holder of such Global Note.

Section 2.8 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the Company’s written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been called for redemption or has been tendered for redemption (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any Paying Agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.8 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute, solely as between the Company and the Noteholder of the substitute Note, an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.9 Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than in the case of Notes in global form) and thereupon any or all temporary Notes (other than any such Global Note) shall be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

Section 2.10 Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent or any Note Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.11 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE THREE

REDEMPTION OF NOTES

Section 3.1 Initial Prohibition on Redemption. (a) Except as otherwise provided in Section 3.5, the Notes may not be redeemed by the Company, in whole or in part, at any time prior to June 1, 2006.

(b) Optional Redemption by the Company. At any time on or after June 1, 2006, and prior to Maturity, the Notes may be redeemed at the option of the Company (an “Optional Redemption”), in whole or in part, upon notice as set forth in Section 3.2, at a redemption price equal to 100% of the principal amount so redeemed, if any, up to but excluding the date fixed for redemption.

Section 3.2 Notice of Redemptions; Selection of Notes. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.1, it shall fix a date for redemption and it or, at its written request received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption to the holders of Notes so to be redeemed as a whole or in part at their last addresses as the same appear on the Note Register; provided, however, that if the Company shall give such notice, it shall also give written notice, and written notice of the Notes to be redeemed, to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Concurrently with the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Note called for redemption.

Each such notice of redemption shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP number or numbers of the Notes being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. If fewer than all the Notes are to be redeemed, the notice of redemption shall identify the Notes to be redeemed (including CUSIP numbers, if any). In case any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.

On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.2, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided, however, that if such payment is to be made on the redemption date, the Company must deposit such payment with the Trustee or Paying Agent, as the case may be, on or before 2:00 p.m. New York City time on the Business Day prior to such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.2 in excess of amounts required hereunder to pay the redemption price together with accrued interest to, but excluding, the date fixed for redemption. If any Note called for redemption is converted pursuant hereto prior to such redemption, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Notes to be redeemed.

If less than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be) to be the portion to be selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the notice of redemption.

Upon any redemption of less than all of the outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

Section 3.3 Payment of Notes Called for Redemption. If notice of redemption has been given as above provided, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the Business Day next preceding the date fixed for redemption, such Notes shall cease to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the redemption price thereof and unpaid interest to (but excluding) the date fixed for redemption. On presentation and surrender of such Notes at a place of payment in said notice specified, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to (but excluding) the date fixed for redemption; provided, however, that if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Notes registered as such on the relevant record date instead of the holders surrendering such Notes for redemption on such date.

Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any notice of redemption during the continuance of a default in payment of interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Note and such Note shall remain convertible into Common Stock until the principal and interest shall have been paid or duly provided for.

Section 3.4 Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes under this Article Three, the Company may arrange for the purchase and conversion of any Notes by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to (but excluding) the date fixed for redemption, of such Notes. Notwithstanding anything to the contrary contained in this Article Three, the obligation of the Company to pay the redemption price of such Notes, together with interest accrued to (but excluding) the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Notes not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article Fifteen) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be extended through such time), subject to payment of the above amount as aforesaid. At the written direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture.

Section 3.5 Redemption at Option of Holders.

(a) If there shall occur a Fundamental Change at any time prior to maturity of the Notes, then each Noteholder shall have the right, at such holder’s option, to require the Company to redeem all of such holder’s Notes, or any portion thereof that is an integral multiple of $1,000 principal amount, on the date (the “Repurchase Date”) that is forty-five (45) Business Days after the date of such Fundamental Change (or, if such 45th day is not a Business Day, the next succeeding Business Day) at a redemption price equal to 100% of the principal amount thereof, together with accrued interest to (but excluding) the Repurchase Date; provided, however, that, if such Repurchase Date is a June 1 or December 1, then the interest payable on such date shall be paid to the holders of record of the Notes on the next preceding May 15 or November 15, respectively.

Upon presentation of any Note redeemed in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.

(b) On or before the thirtieth day after the occurrence of a Fundamental Change, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Fundamental Change a notice (the “Company Notice”) of the occurrence of such Fundamental Change and of the redemption right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.2 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Company Notice to the Trustee at such time as it is mailed to Noteholders. Concurrently with the mailing of any Company Notice, the Company shall, if it has not previously done so, issue a press release announcing such Fundamental Change referred to in the Company Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Company Notice or any proceedings for the redemption of any Note which any Noteholder may elect to have the Company redeem as provided in this Section 3.5.

Each Company Notice shall specify the circumstances constituting the Fundamental Change, the Repurchase Date, the price at which the Company shall be obligated to redeem Notes, that the holder must exercise the redemption right on or prior to the close of business on the Repurchase Date (the “Fundamental Change Expiration Time”), that the holder shall have the right to withdraw any Notes surrendered prior to the Fundamental Change Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder’s Notes, the amount of interest accrued on each Note to the Repurchase Date and the “CUSIP” number or numbers of the Notes (if then generally in use).

The Company shall cause a copy of such Company Notice to be published in The Wall Street Journal or another daily newspaper of national circulation and shall post such Company Notice on its website.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ redemption rights or affect the validity of the proceedings for the redemption of the Notes pursuant to this Section 3.5.

(c) For a Note to be so redeemed at the option of the Holder, a Holder must deliver to the Trustee or at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York pursuant to Section 5.2, prior to the close of business on or before the Repurchase Date, (i) written notice of the Holder’s exercise of such right (the “Fundamental Change Purchase Notice”), which notice shall set forth (A) the name of the Holder, (B) the certificate numbers of the Notes with respect to which the repurchase right is being exercised, (C) the principal amount of the Notes to be repurchased (and, if any Note is to be repurchased in part, the portion of the principal amount thereof to be repurchased, which shall be in integral multiples of $1,000) and (D) a statement that an election to exercise the repurchase right is being made thereby pursuant to the applicable provisions of the Notes and (ii) surrender the Notes subject to the Fundamental Change Purchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agent s (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the Repurchase Date all the Notes to be redeemed on such date at the appropriate redemption price, together with accrued interest to (but excluding) the Repurchase Date; provided, however, that if such payment is to be made on the Repurchase Date, the Company must deposit such payment with the Trustee or Paying Agent, as the case may be, on or before 2:00 p.m. New York City time on the Business Day prior to such date. Payment for Notes surrendered for redemption (and not withdrawn) prior to the Fundamental Change Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the Repurchase Date either (i) by mailing checks for the amount payable to the holders of such Notes entitled thereto as they shall appear on the registry books of the Company or (ii) by wire transfer to an account maintained by such holders located in the United States; provided, however, that payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(e) Any Holder that has delivered a Fundamental Change Purchase Notice shall have the right to withdraw such notice by delivery of a written notice of withdrawal to the Trustee or any such Paying Agent prior to the close of business on the Repurchase Date. The notice of withdrawal shall state the principal amount and the certificate numbers of the Notes as to which the withdrawal notice relates and the principal amount, if any, that remains subject to the Fundamental Change Purchase Notice. A Note in respect of which a Holder has exercised its right to require repurchase upon a Fundamental Change may thereafter be converted into Common Stock only if, and at such time as, such Holder withdraws its Fundamental Change Purchase Notice in accordance with the preceding sentence.

(f) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 15.11 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, tradeable on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with this Indenture and the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Section 3.5 and the definitions of Common Stock and Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

Nothing contained in this Section 3.5(f) shall be deemed to define the parameters used to determine whether a Fundamental Change has occurred.

(g) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the holders of Notes in the event of a Fundamental Change.

ARTICLE FOUR

SENIOR INDEBTEDNESS

Section 4.1 Designation. For all purposes the Notes are hereby designated as “Designated Senior Indebtedness” pursuant to the Existing Notes Indenture.

ARTICLE FIVE

PARTICULAR COVENANTS OF THE COMPANY

Section 5.1 Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption pursuant to Article Three), and interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.2 Maintenance of Office or Agency. Solely for purposes of this Indenture, the Company will maintain an office or agency in New York, New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office of agency of the Trustee in New York, New York (which shall initially be located at U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services (Viropharma Incorporated, 6% Convertible Senior Plus Cash Notes due 2009).

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Note Registrar, Custodian and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee in New York, New York (which shall initially be located at U.S. Bank National Association, U.S. Bank Trust New York, 100 Wall Street, Suite 1600, New York, NY 10005, Attention: Corporate Trust Services (Viropharma Incorporated, 6% Convertible Senior Plus Cash Notes due 2009)), shall be considered as one such office or agency of the Company for all purposes of this Indenture.

So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

Section 5.3 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4 Provisions as to Paying Agent.

(a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

(1)	that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

(2)	that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(3)	that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of or interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, however, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent on or before 2:00 p.m. New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

(c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.

Section 5.5 Existence. Subject to Article Twelve, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

Section 5.6 Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Noteholders.

Section 5.7 Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Notes or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 5.8 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.9 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.9 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

Section 5.10 Prohibition on Private Transactions Involving Existing Notes. For the eighteen month period commencing on the date hereof and expiring on [                    ], 2005, so long as any Notes remain outstanding during such eighteen-month period, the Company covenants that it shall not engage in any private or open-market repurchases, debt-for-equity swaps, or similar transactions with respect to the Existing Notes.

Section 5.11 Money for Notes Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any Notes, it shall, on or before each due date of the principal of, or interest on, the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Notes, it shall, before each due date of the principal of, or interest on, the Notes, deposit with a Paying Agent a sum sufficient to pay the principal or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument pursuant to which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1)	hold all sums held by it for the payment of principal of or interest on the Notes, in trust for the benefit of the Persons entitled thereto, until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)	give the Trustee notice of any default by the Company (or any other obligor upon the Notes under a supplemental indenture entered into in accordance herewith) in the making of any such payment of principal or interest; and

(3)	at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company upon Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal of or interest on any Note, without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 5.13 Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 5.5, 5.7, 5.10 if, before the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

ARTICLE SIX

NOTEHOLDERS’ LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

Section 6.1 Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each May 15 and November 15 in each year beginning with November 15, 2004, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.

Section 6.2 Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

Section 6.3 Reports by Trustee.

(a) Within sixty (60) days after May 15 of each year commencing with the year 2005, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

Section 6.4 Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE SEVEN

REMEDIES OF THE TRUSTEE AND

NOTEHOLDERS ON AN EVENT OF DEFAULT

Section 7.1 Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

(b) default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at Stated Maturity or in connection with any redemption pursuant to Article Three, by acceleration or otherwise; or

(c) failure on the part of the Company to mail or cause to be mailed within 30 days to all Holders of record on the date of a Fundamental Change a Company Notice pursuant to Section 3.5(b); or

(d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 7.1 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4; or

(e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(f) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.1(e) or (f)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(e) or (f) occurs, the principal of all the Notes and the interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

Section 7.2 Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at Stated Maturity of the Notes or in connection with any redemption, by or under this Indenture declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 8.6. Until such demand by the Trustee, the Company may pay the principal of and interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee shall be entitled to participate as a member of any official Committee of Creditors in the matters as it deems necessary or advisable.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

Section 7.3 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article Seven shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 8.6;

SECOND: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

Section 7.4 Proceedings by Noteholder. No holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more holders of Notes shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Notes (except as otherwise provided herein). For the protection and enforcement of this Section 7.4, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any holder of any Note to receive payment of the principal of (including the redemption price upon redemption pursuant to Article Three), and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Notes to the contrary notwithstanding, the holder of any Note, without the consent of either the Trustee or the holder of any other Note, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

Section 7.5 Proceedings by Trustee. In case of an Event of Default known to a Responsible Officer of the Trustee, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.6 Remedies Cumulative and Continuing. Except as provided in Section 2.8, all powers and remedies given by this Article Seven to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 7.4, every power and remedy given by this Article Seven or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.7 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction and (c) the Trustee may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.4 may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of redemption price pursuant to Article Three or (iv) a default in respect of a covenant or provisions hereof which under Article Eleven cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.8 Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 7.9 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.9 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 9.4, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article Fifteen.

ARTICLE EIGHT

THE TRUSTEE

Section 8.1 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(1)	the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and the Trust Indenture Act and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(2)	in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes; and

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.2 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.1:

(a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

(g) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties;

(h) The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture; and

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

Section 8.3 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.4 Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any Paying Agent , any conversion agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, conversion agent or Note Registrar.

Section 8.5 Monies to be Held in Trust. Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 8.6 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) as mutually agreed to from time to time in writing between the Company and the Trustee, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(e) or (f) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.7 Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

Section 8.8 Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.9 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) business days’ notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 7.9, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1)	the Trustee shall fail to comply with Section 8.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

(2)	the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(3)	the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Noteholders has removed the Trustee, the Trustee so removed may petition any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.6.

No successor trustee shall accept appointment as provided in this Section 8.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12 Succession by Merger, Etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding, whether by equity or asset purchase or exchange, to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13 Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the holders of the Notes or holders of Senior Indebtedness under this Indenture may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE NINE

THE NOTEHOLDERS

Section 9.1 Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.2 Proof of Execution by Noteholders. Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.6.

Section 9.3 Who Are Deemed Absolute Owners. The Company, the Trustee, any Paying Agent, any conversion agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.4 Company-Owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 8.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.5 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE TEN

MEETINGS OF NOTEHOLDERS

Section 10.1 Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

(1)	to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article Seven;

(2)	to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;

(3)	to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2; or

(4)	to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 10.2 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 10.1, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3 Call of Meetings by Company or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

Section 10.4 Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.5 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 10.3, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.4, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice. Holders entitled to vote a majority of the aggregate principal amount of Notes outstanding shall constitute a quorum.

Section 10.6 Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7 No Delay of Rights by Meeting. Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE ELEVEN

SUPPLEMENTAL INDENTURES

Section 11.1 Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 15.11 and the redemption obligations of the Company pursuant to the requirements of Section 3.5(f);

(b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

(c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article Twelve;

(d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

(h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.2.

Section 11.2 Supplemental Indenture with Consent of Noteholders. With the consent (evidenced as provided in Article Nine) of the holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any

Note, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or reduce any amount payable on redemption thereof, or impair the right of any Noteholder to institute suit for the payment thereof, or make the principal thereof or interest payable in any coin or currency other than that provided in the Notes, or cause the Notes to be subordinated to any of the Company’s unsecured indebtedness, or change the obligation of the Company to redeem any Note upon the happening of a Fundamental Change in a manner adverse to the holder of Notes, or impair the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 15.11, in each case, without the consent of the holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.

Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.3 Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article Eleven shall comply with the Trust Indenture Act, as then in effect, provided that this Section 11.3 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.4 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 11.5 Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee may request an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.

ARTICLE TWELVE

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 12.1 Company May Consolidate, Etc on Certain Terms. Subject to the provisions of Section 12.2, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Company with or into any other Person or Persons (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other Person (whether or not affiliated with the Company), authorized to acquire and operate the same and that shall be organized under the laws of the United States of America, any state thereof or the District of Columbia; provided, however, that upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal of and interest on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 15.11.

Section 12.2 Successor Corporation to be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Viropharma Incorporated any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or lease, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article Twelve may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 12.3 Opinion of Counsel to be Given Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance or lease and any such assumption complies with the provisions of this Article Twelve.

ARTICLE THIRTEEN

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.1 Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.5 and at the cost and expense of

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the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 13.2 Deposited Monies to be Held in Trust by Trustee. Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

Section 13.3 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

Section 13.4 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 13.5 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

IMMUNITY OF INCORPORATORS,

STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.1 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE FIFTEEN

CONVERSION OF NOTES

Section 15.1 Voluntary Conversion Privilege and Conversion Consideration. (a) Subject to and upon compliance with the provisions of this Article Fifteen, at the option of the Holder thereof, any Note or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000 may be voluntarily converted, except as otherwise provided herein, at any time after original issuance thereof and prior to the close of business on May 31, 2009 into (i) that number of fully-paid and non-assessable shares of the Company’s Common Stock as is equal to the Base Shares, plus (ii) $500 (the “Plus Cash Amount”) for each $1,000 principal amount of Notes so converted; provided, that the principal amount of any Notes with respect to which a Stock Substitution Notice has been given cannot be voluntarily converted at any time from and after 4:00 p.m., New York City time, on the Valuation Day which is the twentieth (20th) Trading Day after the Stock Substitution Period Commencement Date on which the daily volume-weighted average price of the Company’s shares of Common Stock exceeds the Stock Substitution Reference Price unless the Company defaults in the delivery of the Base Shares and Plus Cash Amount upon the settlement of the related Stock Auto-Conversion.

Upon the election of any Holder to voluntarily convert all or any portion of the Notes, the Company, at its sole option, may pay the Plus Cash Amount in cash or shares of Common Stock (the “Plus Cash Shares”) if the simple average of the daily volume-weighted average prices of the Common Stock for the 10 Trading Days ending on and including the Second Trading Day immediately preceding the Conversion Date equals or exceeds the Threshold Price. The Common Stock deliverable upon voluntary conversion (whether in respect of Base Shares or Plus Cash Shares, as applicable) and any cash delivered in respect of the Plus Cash Amount are hereinafter referred to in the aggregate as the “Conversion Consideration.” If the Company elects to pay the Plus Cash Amount in Plus Cash Shares, the Plus Cash Shares will be valued at 95% of the simple average of the daily volume-weighted average prices of the Common Stock for the ten (10) Trading Days ending on and including the second Trading Day immediately preceding the Conversion Date. The number of Base Shares and any calculation or determination in respect of the simple average of the daily volume-weighted average price of the Common Stock shall be adjusted as provided for in Section 15.4.

(b) In case a Note or portion thereof has previously been called for redemption at the election of the Company, such voluntary conversion right in respect of the Note or portion so called shall expire at the close of business, New York City time, on the last

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Business Day prior to the Redemption Date, unless the Company defaults in making the payment due upon redemption. In case a Note or portion thereof is the subject of a Stock Substitution Notice issued as provided in Section 15.12 below, such voluntary conversion right in respect of such Note or such portion shall expire at 4:00 p.m., New York City time, on the Valuation Day which is the twentieth (20th) Trading Day after the Stock Substitution Period Commencement Date on which the daily volume-weighted average price of the Company’s shares of Common Stock exceeds the Stock Substitution Reference Price, unless the Company defaults in making the payment due upon the related Stock Auto-Conversion.

(c) A Note in respect of which a Holder has delivered to the Company along with a duly completed “Option to Elect Repayment Upon A Fundamental Change” form on the reverse thereof exercising the option of such Holder to require the Company to purchase such Note may be voluntarily converted only if such notice and the Note is withdrawn by a written notice of withdrawal delivered by the Holder to the Trustee or any Paying Agent prior to the close of business on the Repurchase Date, in accordance with the terms of this Indenture.

(d) Notwithstanding any other term of this Indenture, in the event that the Company elects, in connection with any voluntary conversion of all or any portion of any Holder’s Notes, to pay to a Holder the Plus Cash Amount, the Make-Whole Amount, if any, or both, in shares of Common Stock and the total number of shares of Common Stock to be issued to such Holder or any group of which such Holder is a part as a result of such election, plus the total number of Base Shares to be issued to such Holder as a result of the voluntary conversion, plus the total number of shares of Common Stock otherwise beneficially owned by such Holder or any such group, would, in the absence of the Company’s ability to reduce the number of shares described below, exceed 19.9% of the then outstanding shares of Common Stock, then the Company shall be entitled to reduce the number of shares of Common Stock to be issued to such Holder or any such group so that the total number of shares of Common Stock to be issued to such Holder or any such group as a result of the voluntary conversion is equal to the lesser of:

(1)	the result derived from subtracting (i) the sum of the number of Base Shares to be issued to such Holder or any such group as a result of the voluntary conversion, plus the total number of shares of Common Stock beneficially owned by such Holder or any such group from (ii) 19.9% of the then outstanding shares of Common Stock; and

(2)	the number of shares to be issued to such Holder or any such group to pay the Plus Cash Amount, the Make-Whole Amount, if any, or both, valued at 95% of the simple average of the daily volume-weighted average prices of the Company’s Common Stock for the 10 Trading Days ending on and including the Second Trading Day immediately preceding the Conversion Date.

If the Company reduces the number of shares of Common Stock to be issued to such Holder or any group of which such Holder is a part, then the Company shall be obligated to pay the portion of the Plus Cash Amount not paid for with shares of Common Stock in cash, unless the Board of Directors authorizes it to issue to such Holder or any such group a number of shares of Common Stock that would result in the total number of shares of Common Stock beneficially owned by such Holder or any such group to exceed 19.9% of the then outstanding shares of Common Stock.

Section 15.2 Exercise of Conversion Privilege. In order to exercise the voluntary conversion privilege with respect to any Note in definitive form, the Holder of any Note to be converted shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 5.2, accompanied by (a) written notice to the Company in substantially the form of the conversion notice attached to the form of Note attached as Exhibit A hereto at such office or agency that the Holder elects to voluntarily convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted, (b) the funds, if any, required by this Section 15.2, and (c) if shares or any portion of such Note not to be converted are to be issued in the name of a Person other than the Holder thereof, the name of the Person in which to issue such shares and the transfer taxes, if any, required to be paid by the Holder pursuant to Section 15.8.

In order to exercise the voluntary conversion privilege with respect to any interest in a Global Note, the beneficial owner must also complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery, an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or other agent, and pay the funds, if any, required by this Section 15.2 and any transfer taxes if required pursuant to Section 15.8.

As promptly as practicable after satisfaction of the requirements for voluntary conversion set forth above (the date on which such requirements are satisfied being referred to herein as the “Conversion Date”), but in no event later than three Trading Days after the Conversion Date, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and deliver to such Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the voluntary conversion of such Note or portion thereof in accordance with the provisions of this Article Fifteen (including any Plus Cash Shares, if applicable) and a check or cash in respect of the Plus Cash Amount, if applicable, and any payment in respect of a share of Common Stock arising upon such voluntary conversion, as applicable, as provided in Section 15.14. In addition, if a Holder elects to convert voluntarily all or any portion of the Notes prior to June 1, 2006 and if the conditions under Section 15.3 are satisfied, the Company shall pay in cash or, solely at the Company’s option, in shares of Common Stock, the Make-Whole Payment. In case any Note of a denomination greater than $1,000 shall be surrendered for partial voluntary conversion, and subject to Article Two, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

Each voluntary conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such voluntary conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided however that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such voluntary conversion shall be for the Conversion Consideration in effect on the date upon which such Note shall be surrendered.

Any Note or portion thereof surrendered for voluntary conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day immediately preceding the following interest payment date that has not been called for redemption during such period, shall be accompanied by cash payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided however that no such payment need be made to the extent any overdue interest shall exist at the time of voluntary conversion with respect to any such Note or portion thereof. For the avoidance of doubt, the Company’s right to make payment of any interest otherwise payable in shares of its Common Stock pursuant to Section 2.6 shall not be affected by the Holder’s obligation to deliver cash payment as described in the previous sentence.

On voluntary conversion of a Note, that portion of accrued and unpaid interest, if any, remaining unpaid on such conversion shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Base Shares and Plus Cash Amount (together with the cash or stock payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof. Except as provided above in this Section 15.2, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the voluntary conversion of such Note as provided in this Article.

Upon the voluntary conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any voluntary conversions of Notes effected through any Conversion Agent other than the Trustee.

Section 15.3 Voluntary Conversion Make-Whole Payment. If a Holder voluntarily converts all or any portion of the Notes prior to June 1, 2006 and if the simple average of the daily volume-weighted average prices of the Common Stock for the 10 trading days ending on and including the second trading day immediately preceding the Conversion Date is greater than the Threshold Price, the Company shall pay to such Holder additional interest (the “Make-Whole Payment”) equal to two years’ interest on the principal amount so converted, computed on the basis of a 360-day year composed of twelve 30-day months, less any interest actually paid or provided for on the principal amount so converted, prior to the Conversion Date. The Make-Whole Payment, if any, shall be paid in cash or, solely at the Company’s option, in shares of Common Stock. If the Company elects to pay the Make-Whole Payment payable pursuant to this Section 15.3 in shares of Common Stock, such shares shall be valued at 95% of the simple average of the daily volume-weighted average prices of the Common Stock for the 10 trading days ending on and including the second trading day immediately preceding the date of voluntary conversion.

Section 15.4 Adjustment of Conversion Consideration.

(a) If the Company shall, after the date hereof, pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock, then, in any such event:

(i) the number of Base Shares each Holder, upon voluntary conversion or Auto-Conversion, shall be entitled to receive shall be increased by the number of shares of Common Stock it would have been entitled to receive (prior to any such adjustment) with respect to such dividend or other distribution if such Note had been converted immediately prior to the earlier of the date of such dividend or distribution or the record date with respect thereto, such adjustment to become effective upon the opening of business on the earlier of the date next following the date of such dividend or distribution, the date next following the record date with respect thereto or the “ex” date (as hereinafter defined) with respect thereto;

(ii) each of the Auto-Conversion Price and the Threshold Price shall be reduced by multiplying such price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the earlier of the date of such dividend or distribution or the record date with respect thereto, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective upon the opening of business on the earlier of the date next following the date of such dividend or distribution, the date next following the record date with respect thereto or the “ex” date with respect thereto; and

(iii) when making any calculation of the simple average of the daily volume-weighted average prices, or the simple average of the Closing Price, of the Common Stock, the daily volume-weighted average prices or the Closing Price, as applicable, of the Common Stock on each day prior to the earlier of the date of such dividend or distribution, the record date with respect thereto or the “ex” date with respect thereto shall be reduced by multiplying such price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the earlier of the date of such dividend or distribution or the record date with respect thereto, and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(b) In case the outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, then, in any such event:

(i) the number of Base Shares payable on a voluntary conversion or Auto-Conversion in effect at the opening of business on the day next following the day upon which such subdivision, split or combination becomes effective shall be proportionately adjusted (i.e., the number of Base Shares payable on a voluntary conversion or Auto-Conversion shall be proportionately increased in connection with any subdivision or split and proportionately decreased in connection with any combination), any such adjustment to become effective upon the opening of business on the earlier of the day next following the day upon which such subdivision, split or combination becomes effective or the “ex” date with respect to such subdivision, split or combination;

(ii) the Auto-Conversion Price and the Threshold Price in effect at the opening of business on the earlier of the day next following the day upon which such subdivision, split or combination becomes effective or the “ex” date with respect to such subdivision, split or combination shall be proportionately adjusted (i.e., the Auto-Conversion Price and the Threshold Price shall be proportionately decreased in connection with any subdivision or split and proportionately increased in connection with any combination), any such adjustment to become effective upon the opening of business on the earlier of the day next following the day upon which such subdivision, split or combination becomes effective or the “ex” date with respect to such subdivision, split or combination; and

(iii) when making any calculation of the simple average of the daily volume-weighted average price, or the simple average of the Closing Price, of the Common Stock, the daily volume-weighted average prices or the Closing Price, as applicable, of the Common Stock on each day prior to the earlier of the day upon which such subdivision, split or combination becomes effective or the “ex” date with respect to such subdivision, split or combination shall be proportionately adjusted (i.e., proportionately decreased in connection with any subdivision or split and proportionately increased in connection with any combination).

(c) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights (other than pursuant to the Company’s Existing Rights Plan), warrants or options entitling the holders thereof, for a period not exceeding 45 days, to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in Section 15.4(h)) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, then, in any such event:

(i) the number of Base Shares payable on a voluntary conversion or Auto-Conversion in effect at the opening of business on the day next following the date fixed for such determination shall be increased by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate price of the total number of shares so offered would purchase at the current market price per share (determined as provided in Section 15.4(h)), such increase to become effective immediately after the opening of business on the earlier of the day next following the date fixed for such determination or the “ex” date with respect to such dividend or distribution;

(ii) the Auto-Conversion Price and the Threshold Price shall be decreased by multiplying such number or price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate price of the total number of shares so offered would purchase at the current market price per share (determined as provided in Section 15.4(h)), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such decrease to become effective immediately after the opening of business on the earlier of the day next following the date fixed for such determination or the “ex” date with respect to such dividend or distribution; and

(iii) when making any calculation of the simple average of the daily volume-weighted average prices, or the simple average of the Closing Price, of the Common Stock, the daily volume-weighted average price or the Closing Price, as applicable. of the Common Stock on each day prior to the earlier of the date fixed for such determination or the “ex” date with respect to such dividend or distribution shall be decreased by multiplying such price by a fraction, the numerator of which shall the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate price of the total number of shares so offered would purchase at the current market price per share (determined as provided in Section 15.4(h)), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock,

securities, cash or assets (excluding any rights, warrants or options referred to in Section 15.4(c), any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 15.4(a)), then, in any such event:

(i) the number of Base Shares payable on a voluntary conversion or Auto-Conversion shall be increased by multiplying such number in effect immediately prior to the earlier of such distribution or the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section 15.4(h)) and the denominator of which shall be such current market price less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day next following the earlier of (A) the later of (1) the date fixed for the payment of such distribution and (2) the date 20 days after the notice relating to such distribution is given pursuant to Section 15.6 (such later date of (1) and (2) being referred to as the “Reference Date”) or (B) the “ex” date with respect to such distribution;

(ii) the Auto-Conversion Price and the Threshold Price shall be decreased by multiplying such price in effect immediately prior to the earlier of such distribution or the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section 15.4(h)) less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and assets so distributed applicable to one share of Common Stock, and the denominator of which shall be such current market price, such adjustment to become effective immediately prior to the opening of business on the earlier of the day next following the Reference Date or the “ex” date with respect to such distribution; and

(iii) when making any calculation of the simple average of the daily volume-weighted average prices, or the simple average of the Closing Price, of the Common Stock, the daily volume-weighted average price or the Closing Price, as applicable, of the Common Stock on each day preceding the earlier of the Reference Date or the “ex” date with respect to such distribution shall be adjusted by multiplying such price by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section 15.4(h)) less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash and assets so distributed applicable to one share of Common Stock, and the denominator of which shall be such current market price.

The provisions of this Section 15.4(d) shall not be applicable to an event covered by Section 15.4(l). For purposes of this Section 15.4(d) and Sections 15.4(a) and 15.4(c), any dividend or distribution for which an adjustment is being made pursuant to this Section 15.4(d) that also includes shares of Common Stock or rights, warrants or options to subscribe for or purchase shares of Common Stock shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, cash, property, shares of capital stock or securities other than such shares of Common Stock or such rights, warrants or options (making any adjustment to the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price, and any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock required by this Section 15.4(d)) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights (making any further adjustment to the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price, and any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock required by Sections 15.4(a) or 15.4(c)), except (1) the record date of such dividend or distribution as defined in this Section 15.4(d) (B) shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distributions,” “the date fixed for the determination of stockholders entitled to receive such rights, warrants or options” and “the date fixed for such determination” within the meaning of Sections 15.4(a) and 15.4(c) and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of this 15.4(d).

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock exclusively in cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment to the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price, and any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock pursuant to this Section 15.4(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (B) 3.75% of the arithmetic average of the Closing Price during the ten Trading Days immediately prior to the date of declaration of such dividend, and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in any such event:

(i) the number of Base Shares payable on a voluntary conversion or Auto-Conversion shall be increased so that the same shall equal the number determined by multiplying such number in effect immediately prior to the close of business on the date fixed for the determination of the stockholders of record entitled to such distribution by a fraction, (i) the denominator of which shall be the current market price (determined as provided in Section 15.4(h)) of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and (ii) the numerator of which shall be such Closing Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the earlier of the day following the record date fixed for the payment of such distribution or the “ex” date with respect to such distribution;

(ii) the Auto-Conversion Price and the Threshold Price shall be reduced so that the same shall equal the price determined by multiplying the Auto-Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of the stockholders of record entitled to such distribution by a fraction, (i) the numerator of which shall be the current market price (determined as provided in Section 15.4(h)) of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and (ii) the denominator of which shall be such Closing Price of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the earlier of the day following the record date fixed for the payment of such distribution or the “ex” date with respect to such distribution;

(iii) when making any calculation of the simple average of the daily volume-weighted average prices, or the simple average of the Closing Price, of the Common Stock, the daily volume-weighted average price or the Closing Price, as applicable, of the Common Stock on each day prior to the earlier of the record date fixed for the payment of such distribution or the “ex” date with respect to such distribution shall be decreased so that the same shall equal the price determined by multiplying such price by a fraction, (i) the numerator of which shall be the current market price (determined as provided in Section 15.4(h)) of the Common Stock on such date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, and (ii) the denominator of which shall be such Closing Price of the Common Stock on such date.

If any adjustment is required to be made as set forth in this Section 15.4(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 15.4(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

(f) If a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time, then, in each case:

(i) the number of Base Shares payable on a voluntary conversion or Auto-Conversion, shall be increased by multiplying such number in effect immediately prior to the Expiration Time by a fraction of which (i) the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the

Expiration Time and (ii) the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time;

(ii) the Auto-Conversion Price and the Threshold Price shall be decreased by multiplying such price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time and (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time; and

(iii) when making any calculation of the simple average of the daily volume-weighted average prices, or the simple average of the Closing Prices, of the Common Stock, the daily volume-weighted average price or the Closing Price, as applicable, of the Common Stock on each day prior to the earlier of the Expiration Time or the “ex” date with respect to such tender or exchange shall be adjusted by multiplying such price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time and (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time.

In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price and any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock shall again be adjusted to be the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price and any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock that would then be in effect if such tender or exchange offer had not been made.

(g) If a tender or exchange offer is made by a Person other than the Company or any Subsidiary for an amount that increases the offeror’s ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and involves the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) that exceeds the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, then:

(i) the number of Base Shares payable on a voluntary conversion or Auto-Conversion, shall be increased by multiplying such number in effect immediately prior to the Expiration Time by a fraction of which (i) the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time and (ii) the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Expiration Time and the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time;

(ii) the Auto-Conversion Price and the Threshold Price shall be decreased by multiplying such price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time and (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Accepted Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Expiration Time and the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time; and

(iii) when making any calculation of the simple average of the daily volume-weighted average prices, or the simple average of the Closing Price, of the Common Stock, the daily volume-weighted average price or the Closing Price, as applicable, of the Common Stock on each day prior to the earlier of the Expiration Time or the “ex” date with respect to such tender or exchange shall be adjusted by multiplying such price by a fraction of which (i) the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time and (ii) the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Accepted Purchased Shares and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Expiration Time and the current market price (determined in accordance with Section 15.4(h)) of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the Trading Day following the Expiration Time.

In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price and any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock shall again be adjusted to be the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price and any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.4(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article Twelve.

(h) For the purpose of any computation under Sections 15.4(c), (d) and (e), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that

(1)	if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock, as applicable, pursuant to Section 15.4(a), (b), (c), (d), (e), (f) or (g) (“Other Event”) occurs on or after the tenth Trading Day prior to the date in question and prior to the “ex” date for the issuance or distribution requiring such computation (the “Current Event”), the Closing Price for each Trading Day prior to the “ex” date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the number of Base Shares payable on a voluntary conversion or Auto-Conversion is so required to be adjusted as a result of such Other Event,

(2)	if the “ex” date for any Other Event occurs after the “ex” date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day prior to the “ex” date for such Other Event shall be adjusted by multiplying such Closing Price by the fraction by which the number of Base Shares payable on a voluntary conversion or Auto-Conversion is so required to be adjusted as a result of such Other Event,

(3)	if the “ex” date for any Other Event occurs on the “ex” date for the Current Event, one of those events shall be deemed for purposes of clauses (1) and (2) of this proviso to have an “ex” date occurring prior to the “ex” date for the Other Event, and

(4)	if the “ex” date for the Current Event is on or after the tenth Trading Day prior to the date in question and prior to the date in question, after taking into account any adjustment required pursuant to clause (2) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.4(d) or (e), whose determination shall be conclusive and described in a Board Resolution) of the portion of the rights, warrants, options, evidences of indebtedness, shares of capital stock, securities, cash or property being distributed applicable to one share of Common Stock.

For the purpose of any computation under Section 15.4(f) or (g), the current market price per share of Common Stock on any date in question shall be deemed to be the average of the daily Closing Prices for the five consecutive Trading Days selected by the Company commencing on or after the latest (the “Commencement Date”) of (A) the date 20 Trading Days before the date in question, (B) the date of commencement of the tender or exchange offer requiring such computation and (C) the date of the last amendment, if any, of such tender or exchange offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Trading Day next succeeding the Expiration Time of such tender or exchange offer (or, if such Expiration Time occurs before the close of trading on a Trading Day, not later than the Trading Day during which the Expiration Time occurs); provided, however, that if the “ex” date for any Other Event (other than the tender or exchange offer requiring such computation) occurs on or after the

Commencement Date and on or prior to the Trading Day next succeeding the Expiration Time for the tender or exchange offer requiring such computation, the Closing Price for each Trading Day prior to the “ex” date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the same fraction by which the number of Base Shares payable on a voluntary conversion or Auto-Conversion is so required to be adjusted as a result of such other event.

For purposes of this Section 15.4 the term “ex” date, (x) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (y) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (z) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender or exchange offer.

(i) In addition to those required by paragraphs (a), (b), (c), (d), (e), (f) and (g) of this Section 15.4, to the extent permitted by applicable law, the Company from time to time may increase the number of Base Shares and the Plus Cash Amount payable on a voluntary conversion or Auto-Conversion, as applicable, by any amount for any period of time if the period is at least twenty (20) days and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the number of Base Shares and the Plus Cash Amount payable on a voluntary conversion or Auto-Conversion, as applicable, is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders of Notes in the manner provided in Section 16.3 at least fifteen (15) days prior to the date the increased number takes effect, and such notice shall state the increased number of Base Shares and the increased Plus Cash Amount and the period during which it will be in effect.

(j) No adjustment in the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock shall be required unless such adjustment would require an increase or decrease of at least 1% in such number or price; provided, however, that any adjustments, which by reason of this Section 15.4(i) are not required to be made, shall be carried forward and taken into account in any subsequent adjustment.

(k) Each adjustment made pursuant to this Section 15.4 shall be carried forward and taken into account in any subsequent adjustment pursuant to this Section 15.4.

(l) In the event that the Company distributes assets, debt securities, rights, warrants or options (other than those referred to in Section 15.4(c)) pro rata to holders of Common Stock, and the fair market value of the portion of assets, debt securities, rights, warrants or options applicable to one share of Common Stock distributed to holders of Common Stock exceeds the Average Sale Price (as defined below) per share of Common Stock, (or such Average Sale Price exceeds such fair market value by less than $1.00), then so long as any such assets, debt securities, rights, options or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Note upon voluntary conversion or Auto-Conversion, rather than being entitled to an adjustment in the number of Base Shares will be entitled to receive upon such voluntary conversion or Auto-Conversion, in addition to the Plus Cash Amount and the shares of Common Stock otherwise issuable upon voluntary conversion or Auto-Conversion, the kind and amount of assets, debt securities, rights, warrants and options such Holder would have received had such Holder converted its Note immediately prior to the date of determination of the holders entitled to such distribution, assuming for such purposes that the Plus Cash Amount was paid in cash. In the event that such distribution is not so paid or made, the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price and any calculation of a simple average of daily volume-weighted average prices of Common Stock shall again be adjusted to be the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, and such calculation of a simple average of daily volume-weighted average prices of Common Stock that would then be in effect if such distribution had not been declared.

“Average Sale Price” means the average of the Closing Prices of the Common Stock for the shorter of (i) 30 consecutive Trading Days ending on the last full Trading Day prior to the Time of Determination (as defined below) with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or (ii) the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, options or warrants or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants or distribution in respect of which the Average Sale Price is being calculated, or (iii) the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time (as defined below) with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 15.4(c) or Section 15.4(k) and (y) proceeding through the last full Trading Day prior to the Time of Determination with respect to the rights, options, warrants, or distribution in respect of which the Average Sale Price is being calculated. If the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 15.4(a), (b) or (c) applies occurs during the period applicable for calculating “Average Sale Price” pursuant to the definition in the preceding sentence, “Average Sale Price” shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Price of the Common Stock during such period.

“Time of Determination” means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which this Section 15.4 applies and (ii) the time (“Ex-Dividend Time”) immediately prior to the commencement of “ex-dividend” trading for such rights, options, warrants or distribution on the New York Stock Exchange or such other national or regional exchange or market on which the shares of Common Stock are listed or quoted.

Section 15.5 Notice of Adjustments. Whenever the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or any calculation of a simple average of daily volume-weighted average prices of a share of Common

Stock is adjusted as herein provided, the Company shall compute the adjusted number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or calculation of a simple average of daily volume-weighted average prices of a share of Common Stock in accordance with Section 15.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or calculation of a simple average of daily volume-weighted average prices of a share of Common Stock and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee or the Conversion Agent) at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 5.2; and the Company shall forthwith cause a notice setting forth the adjusted number of Base Shares payable on a voluntary conversion or Auto-Conversion, or the Auto-Conversion Price, to be mailed, first class postage prepaid, to each Holder of Notes at its address appearing on the Note Register. Unless and until the Trustee (and the Conversion Agent, as the case may be) shall receive such notice, the Trustee (and the Conversion Agent, as the case may be) may assume without inquiry that the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock have not been, and are not required to be, adjusted and that the last number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or calculation of a simple average of daily volume-weighted average prices of a share of Common Stock of which it has written notice remains in effect.

Section 15.6 Notice of Certain Corporate Action. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment to the number of Base Shares payable on a voluntary conversion or Auto-Conversion, the Auto-Conversion Price, the Threshold Price or any calculation of a simple average of daily volume-weighted average prices of a share of Common Stock pursuant to Section 15.4(d) or 15.4(e); or

(b) the Company shall authorize the granting to all holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding rights distributed pursuant to any stockholder rights plan); or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

(e) the Company or any Subsidiary of the Company shall commence a tender or exchange offer for all or a portion of the Company’s outstanding shares of Common Stock; or

(f) the Company or any Subsidiary of the Company shall amend a tender or exchange offer for all or a portion of the Company’s outstanding shares of Common Stock;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 5.2, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Note Register, at least 20 days (or 10 days in any case specified in clause 15.6(a), 15.6(b) or 15.6(f) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

Section 15.7 Company’s Obligation Regarding Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Notes, the whole number of shares of Common Stock then issuable upon the conversion in full of all Outstanding Notes.

The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall in good faith and as expeditiously as practicable endeavor to secure such registration or approval, as the case may be.

The Company further covenants that so long as the Common Stock shall be listed or quoted on the New York Stock Exchange, the Nasdaq, or any other national securities exchange, the Company shall, if permitted by the rules of such exchange, list and keep listed so long as the Common Stock shall be so listed on such market or exchange, all Common Stock issuable upon conversion of the Notes.

Section 15.8 Taxes on Conversions. The Company shall pay any and all stamp, documentary or issuance taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto, but shall not pay any taxes measured by net income or otherwise imposed on Holders in connection with a conversion. The Company shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

Section 15.9 Covenant as to Common Stock. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall upon issue be newly issued (and not treasury shares) and shall be duly authorized, validly issued, fully paid and nonassessable and, except as provided in Section 15.8, the Company shall pay all taxes, liens and charges with respect to the issue thereof.

Section 15.10 Cancellation of Converted Notes. All Notes delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

Section 15.11 Provisions in Case of Reclassification, Consolidation, Merger or Sale of Assets. In the event that the Company shall be a party to any transaction (including any (i) recapitalization or reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), (iii) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company or (iv) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provision shall be made as part of the terms of such transaction to the Base Shares and Plus Cash Amount payable upon conversion such that the Holder of any Note upon such conversion will receive upon conversion (subject to funds being legally available for such purpose under applicable law at the time of such conversion) only the kind and amount of securities, cash and other property receivable upon such transaction by a holder of a number of shares of Common Stock equal to the number of Base Shares into which such Note might have been converted immediately prior to such transaction, together with the Plus Cash Amount. The Company or the Person formed by such consolidation or resulting from such merger or that acquired such assets or that acquired the Company’s shares of Common Stock, as the case may be, shall execute and deliver to the Trustee a supplemental indenture, satisfactory to the Trustee, establishing such rights. Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 15.11 shall similarly apply to successive transactions of the foregoing type.

Section 15.12 Auto-Conversion by the Company.

(a) Subject to the terms and conditions of this Section 15.12, the Company may elect, at its sole option, to automatically convert (a “Cash Auto-Conversion”) all of the Notes or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000, into the Base Shares and Plus Cash Amount and pay the Plus Cash Amount in cash, at any time on or prior to Maturity; provided that the daily volume-weighted average price of the Company’s Common Stock exceeds [$        ] per share (the “Auto-Conversion Price”) for each of any 20 Trading Days during any consecutive 30 Trading Day period, ending within one Trading Day prior to the date of any Auto-Conversion Notice (as defined below) provided by the Company; and provided further that the Company shall not carry out a Cash Auto-Conversion during any Stock Substitution Period.

In the event that the date on which all or any portion of the Notes are auto-converted pursuant to a Cash Auto-Conversion occurs prior to June 1, 2006, the Company will also pay in cash or, solely at the Company’s option, in shares of Common Stock, valued at the Stock Substitution Price, as defined below, the Make-Whole Payment on the Cash Auto-Conversion Date.

Any auto-conversion pursuant to a Cash Auto-Conversion of less than all of the Notes will be made on a pro rata basis with reference to the aggregate principal amount held by each Holder of the Notes relative to the aggregate principal amount held by all Holders of the Notes on the Cash Auto-Conversion Date, rounded up to the nearest $1,000 in principal amount on a Holder-by-Holder basis.

(b) Unless the Company shall have previously called for redemption all of the outstanding Notes, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Notes notice (the “Cash Auto-Conversion Notice”) of a Cash Auto-Conversion seven calendar days prior to the date on which all or any portion of the Notes are to be Auto-Converted (a “Cash Auto-Conversion Date), provided that if the seventh calendar day is not a Trading Day the Cash Auto-Conversion Date shall be the next Trading Day. The Company shall also deliver a copy of such Cash Auto-Conversion Notice to the Trustee.

(c) Each Cash Auto-Conversion Notice shall state:

(i) the Cash Auto-Conversion Date;

(ii) the place or places where such Notes are to be surrendered for Cash Auto-Conversion, if any;

(iii) the number of Base Shares and Plus Cash Amount then in effect;

(iv) the Make-Whole Payment amount, if any; and

(v) the CUSIP number of such Notes, if any.

(d) Subject to the terms and conditions of this Section 15.12, the Company may elect, at its sole option, to automatically convert (a “Stock Auto-Conversion”) all of the Notes or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000, into the Base Shares and the Plus Cash Amount and pay the Plus Cash Amount in Plus Cash Shares. If the Company so elects to effect a Stock Auto-Conversion, the Company or, at the request and expense of the Company, the Trustee, shall give to all Holders of Notes notice (a “Stock Substitution Notice”) of a Stock Auto-Conversion with a copy of such Stock Substitution Notice to be filed with the Commission as an exhibit to a current report on Form 8-K. The Stock Substitution Notice must specify:

(i) a stock price as selected by the Company, which must be equal to or greater than the Auto-Conversion Price (the “Stock Substitution Reference Price”);

(ii) the percentage of the principal amount of the outstanding Notes that the Company must convert if the conditions described in Section 15.12(e) are met; and

(iii) the CUSIP number of such Notes, if any.

In the event that the date on which all or any portion of the Notes are Auto-Converted pursuant to a Stock Auto-Conversion occurs prior to June 1, 2006, the Company will also pay in cash or, solely at the Company’s option in shares of Common Stock valued at the Stock Substitution Price, as defined below, the Make-whole Payment on the Stock Auto-Conversion date.

Any Auto-Conversion pursuant to a Stock Auto-Conversion of less than all of the Notes will be made on a pro rata basis with reference to the aggregate principal amount held by each Holder of the Notes relative to the aggregate principal amount held by all Holders of the Notes on the Stock Auto-Conversion Date, rounded up to the amount $1,000 in principal amount on a Holder-by-Holder basis.

(e) Subject to Section 15.13, beginning on and including the Stock Substitution Period Commencement Date, as defined below, the Company cannot withdraw or modify the Stock Substitution Notice until the daily volume-weighted average price of the Company’s shares of Common Stock for each of any 20 Trading Days during any consecutive 30 Trading Day period is less than the applicable Stock Substitution Reference Price and only as permitted in this Section 15.12. The period during which a Stock Substitution Notice cannot be withdrawn or modified is referred to herein as the “Stock Substitution Period.” The first Trading Day (after the Company has given a Stock Substitution Notice) on which the daily volume-weighted average price of the Company’s shares of Common Stock is greater than the Stock Substitution Reference Price is the “Stock Substitution Period Commencement Date.”

Subject to Section 15.13, during any Stock Substitution Period, if the daily volume-weighted average price of the Company’s shares of Common Stock for each of any 20 Trading Days during any consecutive 30 Trading Day period exceeds the Stock Substitution Reference Price, which 20 Trading Days are referred to as the “Valuation Days,” the Company must:

(i) convert the percentage specified in the Stock Substitution Notice of the principal amount of the outstanding Notes and each $1,000 principal amount of Notes so converted shall be converted into Base Shares and the Plus Cash Amount (with any remaining amount less than $1,000 paid as specified in Section 15.12(k)) on the date on which such percentage of principal amount is to be Auto-Converted pursuant to this Seciton 15.12(d) (a “Stock Auto-Conversion Date”), which date shall be seven calendar days after the Company issues a Stock Auto-Conversion Notice (as defined below), provided that if the seventh calendar day is not a Trading Day, the Stock Auto-Conversion Date shall be the next Trading Day;

(ii) pay the aggregate Plus Cash Amount owing pursuant to clause (i) above in Plus Cash Shares as, valued at the Stock Substitution Price, as defined below; and

(iii) pay the Make-Whole Payment, if any, in cash or, solely at the Company’s option, in shares of Common Stock.

(f) No later than the next Trading Day immediately following the 20th Valuation Day, the Company will notify the Holders of the conversion of the Notes into the shares of the Company’s Common Stock and the substitution of Plus Cash Shares for the Plus Cash Amount (the “Stock Auto-Conversion Notice”). The Stock Auto-Conversion Notice shall state:

(i) the Stock Auto-Conversion Date selected by the Company pursuant to 15.12(e)(i);

(ii) the place or places where such Notes are the be surrendered for Stock Auto-Conversion, if any;

(iii) the number of Base Shares and Plus Cash Shares then in effect;

(iv) the Make-Whole Payment amount, if any; and

(v) the CUSIP number of such Notes, if any.

The Plus Cash Shares to be delivered upon a Stock Auto-Conversion will be valued at 95% of the simple average of the daily volume-weighted average price of the Company’s shares of Common Stock for the 20 Valuation Days (the “Stock Substitution Price”).

(g) For the avoidance of doubt, the Company may elect to carryout a Cash Auto-Conversion at any time after the issuance of a Stock Substitution Notice and prior to the Stock Substitution Period Commencement Date, including with respect to that percentage of Plus Cash Notes referenced in such Stock Substitution Notice.

After the Stock Substitution Period Commencement Date, the Company shall not withdraw or modify the Stock Substitution Notice until the daily volume-weighted average price of the Company’s shares of Common Stock for each of any 20 Trading Days during any consecutive 30 Trading Days is less than the Stock Substitution Reference Price then in effect.

Any notice of the Company’s withdrawal or modification will be effective upon the Company’s filing of such notice with the Trustee, which notification the Company must also file with the Commission by the close of business of the next Business Day as an exhibit to a current report on Form 8-K.

(h) Prior to the Stock Substitution Period Commencement Date, the Company may withdraw or modify the Stock Substitution Notice at any time.

(i) Except as provided elsewhere in this Section 15.12, in connection with any Auto-Conversion of any Note or portion thereof, that portion of accrued and unpaid interest, if any, remaining unpaid on such conversion shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Base Shares, Plus Cash Amount and any Make-Whole Payment (together with the cash or stock payment, if any, in lieu of fractional shares) in exchange for the Note or portion thereof being Auto-Converted. Except as provided elsewhere in this Section 15.12, no payment or other adjustment shall be made for interest accrued on any Note or portion thereof Auto-Converted or for dividends on any shares issued upon the Auto-Conversion of such Note or portion thereof as provided in this Article. Notwithstanding the foregoing, the Holder shall receive the regular interest payment payable to Holders on a regular record date for such interest payment in connection with any Auto-Conversion effected on or after such record date and prior to the interest payment date.

(j) In the event of any Auto-Conversion, the Company shall issue and deliver a certificate or certificates for the number of shares of Common Stock issuable upon Auto-Conversion of the Notes along with any cash or stock due in respect of the Plus Cash Amount or any fractional shares of Common Stock otherwise issuable upon Auto-Conversion as provided in Section 15.14 hereof for issuance and payment to the Holder as promptly after the Auto-Conversion Date as practicable in accordance with the provisions of this Article Fifteen. In the event of a Stock Auto-Conversion, instead of any fractional share of Common Stock that would otherwise be issuable upon Auto-Conversion of any Note, the Company shall issue an additional whole share in lieu of any such fractional share (determined with reference to the aggregate principal amount of all of the Notes held by such Holder).

(k) All Notes subject to any Auto-Conversion shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10 hereof.

(l) Promptly after the Auto-Conversion Date, the Company will provide notice to all Holders of outstanding Notes stating the aggregate principal amount of Plus Cash Notes that were Auto-Converted and describing the aggregate consideration paid therefore. A copy of that notice will be promptly filed with the Commission as an exhibit to a current report on Form 8-K.

(m) If any provision of this Section 15.12 is inconsistent with applicable law at the time of such Auto-Conversion, such law shall govern.

Section 15.13 Beneficial Ownership Limitation in Stock Auto-Conversion. If, upon a Stock Auto-Conversion of some or all of the Notes, the Company is obligated or elects to pay the Plus Cash Amount, any interest required to be paid, if any, and the Make-Whole Payment, if any, in shares of Common Stock, and the total number of shares of Common Stock to be issued to any Holder or any group of which such Holder is a part upon that Stock Auto-Conversion, plus the total number of shares of Common Stock otherwise beneficially owned by such Holder or any such group, would, in the absence of the deemed Stock Auto-Conversion described below, exceed 19.9% of the then outstanding shares of Common Stock, then the principal amount of the Notes legally or beneficially owned by such Holder or any such group being Auto-Converted in such Stock Auto-Conversion shall, effective as of the close of trading on the 20th Valuation Day, be deemed to have been fully Auto-Converted into such number of shares of Common Stock which, when added to the total number of shares of Common Stock otherwise beneficially owned by such Holder or any such group would result in such Holder or any such group beneficially owning 19.9% of the then outstanding shares of Common Stock. The delivery of the such shares shall satisfy the Company’s obligation to pay the principal amount of the Notes so Auto-Converted, any accrued and unpaid interest on such principal amount to the Stock Auto-Conversion Date, and the Make-Whole Payment, if any, and such accrued and unpaid interest and Make-Whole Payment will be deemed to be paid in full and not be cancelled, extinguished or forfeited.

Section 15.14 Fractional Shares. No fractional shares of Common Stock shall be issued upon any voluntary conversion or Auto-Conversion of Notes (whether in connection with the settlement of Base Shares or Plus Cash Shares, as the case may be). If more than one Note shall be surrendered for voluntary conversion at one time by the same Holder, the number of full shares that shall be issuable upon voluntary conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Subject to Section 15.12(j), instead of any fractional share of Common Stock that would otherwise be issuable upon voluntary conversion or Auto-Conversion of any Note (or specified portions thereof), the Company shall either, at its sole option, (i) pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock at the close of business on the Trading Day immediately preceding such day, or (ii) issue an additional whole share in lieu of any fractional share that would otherwise be issuable upon voluntary conversion of such Note.

“Trading Day” shall mean each day on which the primary securities exchange or quotation system or over-the-counter market that is used to determine price is open for trading or quotation.

“Closing Price” of a single share of Common Stock on any Trading Day shall mean the closing sale price per share for the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices) on such Trading Day on the principal United States national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national securities exchange, as reported by the Nasdaq, or, if the Common Stock is not listed on the Nasdaq, the principal United States regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States regional stock exchange, as reported by the principal over-the-counter market on which the Common Stock is traded, including the Over the Counter Bulletin Board (the “OTCBB”) or the National Quotation Service Bureau (commonly known as the “Pink Sheets”) or successor markets.

“daily volume-weighted average price” of a single share of Common Stock on any Trading Day shall mean the daily volume-weighted average price per share for the Common Stock on such Trading Day on the principal United States national securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national securities exchange, as reported by the Nasdaq, or, if the Common Stock is not listed on the Nasdaq, the principal United States regional securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States regional stock exchange, as reported by the principal over-the-counter market on which the Common Stock is traded, including the OTCBB or the National Quotation Service Bureau or successor markets, in any event, as reported by the Bloomberg L.P. or such other nationally recognized information source satisfactory to the Trustee.

Section 15.15 Notification to Trustee. If the Company is obligated to pay any Make-Whole Payment upon any Auto-Conversion, it shall deliver to the Trustee a certificate setting forth the amount of interest actually paid or provided for by the Company with respect to the affected Notes prior to the Auto-Conversion Date. Unless and until the Trustee shall receive such certificate, it shall not be charged with knowledge of the facts required by this Section 15.15 to be set forth therein. In no event will the Trustee be required to inquire into or verify the information required to be set forth in such certificate, other than the amount of interest actually paid by the Trustee as Paying Agent with respect to the affected Notes. The Trustee need not inquire into or confirm any amount of interest “provided for” by the Company, unless such amount has actually been delivered to the Trustee as Paying Agent and is being held by the Trustee as Paying Agent pending distribution to the affected holders.

Section 15.16 Company’s Obligation. All calculations, adjustments, conversions and other determinations under this Article Fifteen shall be the sole responsibility and obligation

85

of the Company. The Trustee (a) shall have no obligation to review, verify, challenge or contest any such calculation, adjustment, conversion or other determination and (b) shall not be liable for any default or error by the Company under this Article Fifteen.

ARTICLE SIXTEEN

MISCELLANEOUS PROVISIONS

Section 16.1 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 16.2 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

Section 16.3 Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to ViroPharma Incorporated, 405 Eagleview Boulevard, Exton, Pennsylvania, Attention: Treasurer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at One Federal Street, 3rd Floor, Boston, MA 02110; Attention: Corporate Trust Services (ViroPharma Incorporated, 6% Convertible Senior Plus Cash NotesSM due 2009).

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.4 Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York.

86

Section 16.5 Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.6 Legal Holidays. In any case in which the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

Section 16.7 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, however, that, unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 16.7 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 16.8 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

Section 16.9 Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder, the holders of Notes and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 16.11 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.4, 2.5, 2.8, 2.9, 3.3 and 3.5, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.9.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 16.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 16.13 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16.14 Beneficial ownership. All references in, and determinations to be made pursuant to, this Indenture regarding any Person’s beneficial ownership of any security shall refer to, and be determined in accordance with, Rule 13d-3 promulgated under the Exchange Act.

U.S. Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

VIROPHARMA INCORPORATED

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

Exhibit A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

VIROPHARMA INCORPORATED

6% CONVERTIBLE SENIOR PLUS CASH NOTESM DUE 2009

No.	$

CUSIP NO.

VIROPHARMA INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      ($                    ) at the office or agency of the Company referred to below, on [                    ], 2009 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum semiannually on June 1 and December 1 of each year, commencing December 1, 2004 (each an “Interest Payment Date”) and beginning to accrue as of the date this Note is first issued, at said office or agency, in like coin or currency, at the rate of 6% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Company may elect, solely at the Company’s option, to pay interest in shares of the Company’s Common Stock if the simple average of the daily volume-weighted average prices of the Company’s Common Stock for the 10 Trading Days ending on and including the second trading day immediately preceding the Interest Payment Date exceeds the Threshold Price. If the Company elects to make any payment of interest in shares of Common Stock, the shares to be delivered will be valued at 95% of the simple average of the daily volume-weighted average price of the Common Stock for the ten (10) Trading Days ending on and including the second Trading Day immediately preceding the Interest Payment Date, as described in the Indenture.

Except as otherwise described in the Indenture, payment of the principal of and interest on this Note shall be made at the office or agency of the Company maintained for such purpose, which initially shall be the Corporate Trust Office of the Trustee referred to on the reverse side hereof, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that the Company may make such payment either by (i) mailing a check in the amount of such payment, payable to or upon the written order of the Person entitled thereto pursuant to Section 2.7 of the Indenture (as defined therein) or (ii) transfer to an account maintained by the payee located inside the United States.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DATED: , 2004	VIROPHARMA INCORPORATED

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DATED: , 2004	U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

ViroPharma Incorporated

6% CONVERTIBLE SENIOR PLUS CASH NOTESM DUE 2009

This Note is one of a duly authorized issue of Notes of the Company designated as its 6% Convertible Senior Plus Cash NotesSM due 2009 (herein called the “Notes”), limited in aggregate original principal amount to $124,122,500 as adjusted from time to time on the books and records of the Trustee, which may be issued under an Indenture, dated as of [                    ], 2004 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee for the Holders of Notes issued under said Indenture (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Note is entitled, at its option, at any time on or before Maturity of the Notes, or in case this Note or a portion hereof is called for redemption or is the subject of an Auto-Conversion Notice, then in respect of this Note or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption, repurchase or auto-conversion) not after, the close of business on the Business Day immediately preceding the Redemption Date, Repurchase Date or, with respect to which a Stock Subscription Notice has been given, after 4:00 p.m., New York City Time, on the Valuation Day which is the 20th Trading Day after the Stock Subscription Period Commencement Date on which the daily volume-weighted average price of the Company’s share of Common Stock exceeds the Stock Substitution Reference Price, as the case may be, to convert this Note (or any portion of the principal amount hereof which is U.S. $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into [                    ] fully-paid and non-assessable shares of the Company’s Common Stock (the “Base Shares”) plus $500 cash (the “Plus Cash Amount”).

At the Company’s sole option, it may pay or provide for the Plus Cash Amount deliverable upon voluntary conversion in shares of Common Stock (the “Plus Cash Shares”) if the simple average of the daily volume-weighted average prices of the Company’s Common Stock for the 10 trading days ending on and including the second Trading Day immediately proceeding the Conversion Date equals or exceeds the Threshold Price. The Common Stock deliverable upon voluntary conversion (whether in respect of Base Shares or Plus Cash Shares, as applicable), the Make-Whole Payment (as defined below), and any cash delivered in respect of the Plus Cash Amount are hereafter referred to in the aggregate as the “Conversion Consideration.” If the Company elects to pay the Plus Cash Amount in Plus Cash Shares, the Plus Cash Shares will be valued at 95% of the simple average of the daily volume-weighted average price of the Common Stock for the ten (10) Trading Days ending on and including the second Trading Day immediately preceding the Conversion Date. The number of Base Shares and any calculation or determination in respect of the simple average of the daily volume-weighted average price of the Common Stock shall be adjusted as provided for in Article Fifteen of the Indenture.

If voluntary conversion occurs prior to June 1, 2006 and if the simple average of the daily volume-weighted average price of the Common Stock for the 10 trading days ending on and including the second trading day immediately preceding the Conversion Date is greater than the Threshold Price, the Company shall pay additional interest (the “Make-Whole Payment”) equal to two years’ interest on the principal amount so converted, computed on the basis of a 360-day year composed of twelve 30-day months, less any interest actually paid or provided for on the principal amount so converted, prior to the date of voluntary conversion. The Make-Whole Payment, if any, shall be paid in cash or, solely at the Company’s option, in shares of Common Stock. If the Company elects to pay the Make-Whole Payment in shares of Common Stock, such shares shall be valued at 95% of the simple average of the daily volume-weighted average price of the Common Stock for the 10 trading days ending on and including the second trading day immediately preceding the date of voluntary conversion.

Holders shall receive the Conversion Consideration after surrender of this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for such purpose, accompanied by the conversion notice hereon executed by the Holder hereof evidencing such Holder’s election to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (unless this Note or the portion hereof being converted has been called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for payment of interest and, in the case of a conversion after the close of business on any Regular Record Date and on or before the corresponding Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Note) of record at such Regular Record Date to receive an installment of interest (even if the Note has been called for redemption on a Redemption Date within such period), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion.

No fractions of shares or scrip representing fractions of shares will be issued on voluntary conversion, but instead of any fractional interest the Company shall pay a cash adjustment or a whole share in lieu of a fractional share (determined with reference to the aggregate principal amount so surrendered by such Holder) as provided in Article Fifteen of the Indenture. In addition, the Indenture provides that in case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, the conversion privilege shall be appropriately modified.

The Company may elect, at its sole option, from time to time as provided in the Indenture, to automatically convert (an “Auto-Conversion”) the Notes or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000 into the Base Shares and the Plus Cash Amount, provided that the Closing Price of the Company’s Common Stock exceeds [$        ] per share (the “Auto-Conversion Price”) for each of any twenty (20) Trading Days during any consecutive thirty (30) day Trading Day period, ending within one (1) Trading Day prior to the date of any notification for auto-conversion provided by the Company (the “Auto-Conversion Notice”). In the event that the date on which all or any portion of the Notes will be auto-converted (the “Auto-Conversion Date”) occurs prior to June 1, 2006, the Company will also pay or provide for the Make-Whole Payment (as defined in the Indenture) on the Auto-Conversion Date.

If the Company, in respect of a Stock Auto-Conversion, elects to pay all or any part of the Plus Cash Amount in shares of its Common Stock, the Company must first issue a notice stating a stock substitution reference price (the “Stock Substitution Reference Price”), and if the Closing Price of the Company’s Common Stock is above that price for each of any twenty (20) Trading Days out of any consecutive thirty (30) Trading Day period, then the subject Notes will be Auto-Converted and the Plus Cash Amount will be paid in shares of Common Stock valued at 95% of the simple average of the Closing Prices for the twenty (20) days that the Closing Price of the Company’s Common Stock exceeded the Stock Substitution Reference Price, all in accordance with the provisions of Article Fifteen of the Indenture.

No fractions of shares or scrip representing fractions of shares will be issued on a Stock Auto-Conversion, but instead of any fractional interest the Company shall pay a cash adjustment or a whole share in lieu of a fractional share (determined with reference to the aggregate principal amount so surrendered by such Holder) as provided in Article Fifteen of the Indenture.

The Notes (other than those Notes that have been converted in accordance with the terms of the Indenture) are subject to redemption at the option of the Company upon not less than 30 days’ or more than 60 days’ notice by mail, as a whole or from time to time in part, at any time after June 1, 2006 at a redemption price equal to 100% of the principal amount so redeemed together, in the case of any such redemption, with accrued interest to (but excluding) the Redemption Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date). Any redemption of Notes must be in integral multiples of $1,000. If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof by lot, pro rata or by any other method that complies with the requirements of any exchange on which the Notes are listed or quoted and that the Trustee considers fair and appropriate. If a portion of a Holder’s Notes is selected for partial redemption and that holder converts a portion of those Notes prior to the redemption, the converted portion shall be deemed, solely for purposes of determining the aggregate principal amount of the Notes to be redeemed by the Company, to be of the portion selected for redemption.

In certain circumstances involving a Fundamental Change, each Holder shall have the right to require the Company to repurchase all or part of its Notes at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the Repurchase Date (subject to the right of holders of record on the Regular Record Date to receive interest on the related Interest Payment Date). The repurchase price shall be paid in cash.

The Notes do not have the benefit of any sinking fund.

In the event of redemption, conversion or repurchase of this Note in part only, a new Note or Notes for the unredeemed, unconverted or unrepurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in Article Seven of the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with (or, in the limited circumstances set forth in the Indenture, without) the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Interest on this Note will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from [                    ], 2004. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

CONVERSION NOTICE

To: VIROPHARMA INCORPORATED

The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, at any time following the date of original issuance thereof, into shares of Common Stock plus cash in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for a fractional share and/or the plus cash amount, as applicable, and any Note representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith a certificate in proper form certifying that the applicable restrictions on transfer have been complied with. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

The undersigned Holder hereby represents and warrants that the shares of Common Stock represented by the sum of (a) the number of shares of Common Stock beneficially owned by the undersigned or any group of which the undersigned is a part, plus (b) the number of shares of Common Stock into or for which all securities beneficially owned by the undersigned or any such group are, directly or indirectly, convertible, exerciseable or exchangeable is                      as of the date of this Conversion Notice.

Terms used in this Conversion Notice and not otherwise defined herein shall have the respective meaning associated to such terms in the Indenture referred to in this Note.

Dated:	By:
Signature of Registered Holder*

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:		Principal amount to be converted (if less than all): $ ,000

Name

Social Security or Taxpayer Identification Number

Street Address

City, State and Zip Code

*	Signature(s) must be guaranteed by an eligible guarantor institution (banks, stock brokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be delivered, or unconverted Notes are to be issued, other than to and in the name of the registered owner.

1

OPTION TO ELECT REPAYMENT UPON A FUNDAMENTAL CHANGE

(1) Pursuant to Article Three of the Indenture, the undersigned hereby elects to have this Note repurchased by the Company.

(2) The undersigned hereby directs the Trustee or the Company to pay it or              an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of $1,000 in excess thereof):

Remaining principal amount following such repurchase (not less than U.S. $1,000):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

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